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                                                                   EXHIBIT 23.04

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

Seagate Technology, Inc.
920 Disc Drive
Scotts Valley, CA 95066

Dear Sirs:

    We hereby consent to the inclusion in the Registration Statement on Form S-4, relating to the proposed merger of a wholly-owned subsidiary of Seagate and Conner, of our opinion letter appearing in Appendix D to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          MORGAN STANLEY & CO. INCORPORATED
                                          By: /s/ GEORGE F. BOUTROS
                                             -----------------------------------
                                              George F. Boutros
                                             Managing Director

San Francisco, California
December 27, 1995